Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES
FIRST QUARTER FISCAL 2011 EARNINGS

Second Quarter Fiscal 2011 Distribution Announced

RYE BROOK, NY, November 9, 2010 – Full Circle Capital Corporation (Nasdaq: FULL) today announced its financial results for the first fiscal 2011 quarter ended September 30, 2010.

The company also announced that its board of directors, on November 5, 2010, declared a distribution for its second fiscal quarter ending December 31, 2010 of $0.225 per share. This distribution will be payable on January 14, 2011 to shareholders of record on December 31, 2010. The annualized distribution of $0.90 per share equates to a current yield of 10.7%, based on the closing price of the company’s common stock on November 8, 2010.

Full Circle Capital Corporation was formed on April 16, 2010 and commenced operations on August 31, 2010. As a result, there is no comparable period to compare results for the quarter ended September 30, 2010. Additionally, financial results for the first fiscal quarter ended September 30, 2010 reflect only one month of operations and revenues.

Financial Highlights for First Fiscal 2011 Quarter Ended September 30, 2010

➢	Net asset value was $9.36 per share at September 30, 2010

➢	Weighted average portfolio interest rate was 12.16% at September 30, 2010

➢	Total investment income was $867,600

➢	Net investment income was $306,800, which was impacted by $144,000 of non-recurring organizational costs

➢	Net income was $207,000, or $0.10 per share based on the weighted average shares outstanding for the quarter

➢	Total portfolio investments were $96.3 million (including U.S. treasury bills held of $25.0 million)

➢	At September 30, 2010, excluding U.S. Treasury bills, 85% of investments were first lien senior secured loans

➢	At September 30, 2010, long term debt outstanding was $16.9 million, including $13.5 million under the company’s senior leverage facility and $3.4 million under its senior unsecured notes

➢
On October 15, 2010 Full Circle paid its first quarterly distribution of $0.225 per share, prorated to $0.076 per share to represent the number of days remaining in its first quarter of operations after its initial public offering was priced on August 31, 2010

For the period from August 31, 2010 (commencement of operations) to September 30, 2010

➢	Net investment income was $0.0649 per share (excluding $67,200 of non-recurring organizational costs, net investment income would have been $0.0758 per share)

“With the purchase of the seasoned, performing, well-collateralized portfolio immediately prior to our initial public offering, we delivered results that were consistent with our expectations,” said John Stuart, chairman and CEO of Full Circle Capital Corp. “The portfolio reflects our strategy of providing first lien senior secured loans and stretch senior secured or uni-tranche loan solutions to smaller and lower middle market companies. We expect that this strategy will allow us to achieve higher yields as well as to maintain a first lien senior secured position over the borrowers’ collateral to guard against future losses. In the near term we expect several portfolio realizations at par, which we believe, when combined with our IPO proceeds and credit facilities, will provide us with ample resources for growth to meet our investment objective to generate both current income and capital appreciation. As our portfolio grows, we expect to drive increasing returns from higher yields, fee income and equity participations from new originations.”

First Quarter Fiscal 2011 Results

Net asset value at September 30, 2010 was $9.36 per share. For the period from the company’s offering date, August 31, 2010, to the quarter-end of September 30, 2010, Full Circle recorded net unrealized depreciation resulting from valuations of $105,900.  This consisted of $197,100 of net unrealized appreciation on debt investments, offset by $303,000 of net unrealized depreciation on equity investments.  The company also recorded $6,100 of realized gains.

At September 30, 2010, Full Circle’s portfolio (excluding U.S. Treasury bill holdings) included investments in 17 companies. The average portfolio company investment at September 30, 2010 was $4.2 million.  The weighted average interest rate on investments was 12.16%. The company generated $802,200 of interest income during the period, of which approximately 97% was paid in cash with the remaining 3% paid in payment-in-kind (“PIK”) interest. At fair value, 85% of portfolio investments were first lien loans, 6% were second lien loans and 9% were equity investments. Approximately 70% of the debt investment portfolio, at fair value, bore interest at floating rates.  All of the floating rate loans carry a minimum interest rate floor which protects the company’s return in a low rate environment. The estimated loan-to-value ratio on the company’s loans was 51% at September 30, 2010.

Full Circle’s ratings distribution for debt investments at September 30, 2010 on the one (highest) to five (lowest) rating scale at fair value was 3.06, an improvement from 3.21 at June 30, 2010 (pro forma), as disclosed in the company’s prospectus dated August 31, 2010.

Initial Public Offering

Full Circle Capital completed its initial public offering on August 31, 2010, selling 2,000,000 shares of common stock at $9.00 per share, resulting in $18 million of gross proceeds and approximately $15.8 million of net proceeds.  Full Circle used the net proceeds of the offering to temporarily reduce outstanding indebtedness under its credit facility, to enable it to fund new investments in portfolio companies and for general corporate purposes.

Immediately prior to the pricing of the offering, Full Circle acquired through a series of transactions a portfolio consisting of approximately $72.3 million of debt and equity investments from two existing private funds, Full Circle Partners, LP and Full Circle Fund, Ltd., formed in 2005 and 2007 respectively, which are referred to herein, collectively, as the ''Legacy Funds," in exchange for an aggregate of approximately 4.2 million shares of Full Circle common stock and approximately $3.4 million of senior unsecured notes issued to the investors in the Legacy Funds. Full Circle also assumed approximately $27.5 million of outstanding debt from the Legacy Funds' existing credit facilities, in connection with its acquisition of the Legacy Funds and its entry into a new secured revolving credit facility with FCC, LLC d/b/a First Capital.

Conference Call Details

Management will host a conference call to discuss these results on Wednesday, November 10, 2010 at 10:00 a.m. ET.  To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-643-6383 (international call-in) and reference code #23923037.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on November 10 until 11:59 p.m. ET on November 17 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering confirmation #23923037.  An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website for 90 days.

About Full Circle Capital Corporation
Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in asset-based senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments.

Forward-Looking Statements
This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
Jstuart@fccapital.com	sprince@lhai.com

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FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30,	June 30,
	2010 (Unaudited)	2010 (Audited)
Assets
Affiliated Investments at Fair Value (Cost of $12,662,570 and $ -)	$12,456,958	$-
Investments at Fair Value (Cost of $83,741,649 and $ -)	83,841,407	-
Cash	272,804	1,455
Deposit with Broker	4,000,000	-
Interest Receivable	862,787	-
Dividends Receivable	57,500	-
Due from Affiliates	79,327	-
Prepaid Expenses	155,116	-
Other Assets	27,510	-
Deferred Offering Expenses	-	425,463
Total Assets	101,753,409	426,918
Liabilities
Current Liabilities
Accounts Payable	318,240	-
Accrued Liabilities	28,151	-
Due to Broker	24,999,413	-
Dividends Payable	470,555	-
Interest Payable	109,096	-
Other Current Liabilities	372,000	-
Accrued Offering Expenses	525,064	425,463
Accrued Organizational Expenses	48,236	12,500
Total Current Liabilities	26,870,755	437,963
Long Term Liabilities
Line of Credit	13,522,538	-
Distribution Notes	3,404,583	-
Total Long Term Liabilities	16,927,121	-
Total Liabilities	43,797,876	437,963
Net Assets	$57,955,533	$(11,045)
Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 6,191,515 and 100 issued and outstanding, respectively)	$61,915	$1
Paid-in capital in excess of par	58,169,726	1,499
Overdistributed Net Investment Income	(176,317)	-
Accumulated Net Realized Gains (Losses)	6,063	-
Accumulated Net Unrealized Gains (Losses)	(105,854)	-
Deficit accumulated during development stage	-	(12,545)
Net Assets	$57,955,533	$(11,045)
Net Asset Value Per Share	$9.36	$(110.45)

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

Three months ended September 30, 2010
Investment Income
Interest Income	$711,430
Interest Income from affiliate	90,774
Dividend Income from affiliate	57,500
Other Income	7,878
Total Investment Income	867,582

Operating Expenses
Management Fee	106,984
Incentive Fee	112,686
Total Advisory Fees	219,670

Allocation of Overhead Expenses	30,090
Interest Expense	113,531
Directors Fees	29,107
Administration Fees	34,371
Professional Services Expense	39,148
Bank Fees	5,010
Other	40,499
Organizational Expenses	143,983
Total Gross Operating Expenses	655,409

Management Fee Waiver and Expense Reimbursement	(94,610)
Total Net Operating Expenses	560,799

Net Investment Income (Loss)	306,783
Change in Unrealized Gain (Loss)	(105,854)
Realized Gain (Loss)	6,063
Net Increase (Decrease) in Net Assets Resulting from Operations	$206,992

Earnings (loss) per common share	$0.10
Weighted average shares of common stock outstanding	2,086,338

Financial Highlights for the period from August 31, 2010 (commencement of operations) to
September 30, 2010 (Unaudited)

Per Share Data:
Net asset value at beginning of period	$9.40
Net investment income	0.06
Net unrealized appreciation (depreciation)	(0.02)
Realized gain (loss)	0.00
Dividends declared and paid	(0.08)
Net asset value at end of period	$9.36